Immunic Appoints Accomplished Biopharmaceutical Executive

Michael A. Panzara, M.D., M.P.H., as Chief Medical Officer

– Proven Leader in Neurology Drug Development, Including for Several Approved Multiple Sclerosis Therapies –

– Strong Experience in Advancing Late-Stage Clinical Programs and Obtaining Global Regulatory Approvals, Key to Supporting Vidofludimus Calcium Through Pivotal Development –

NEW YORK, April 28, 2026 – Immunic, Inc. (Nasdaq: IMUX), a late-stage biotechnology company pioneering the development of novel oral therapies for neurologic diseases, today announced the appointment of Michael A. Panzara, M.D., M.P.H., as Chief Medical Officer, effective April 24, 2026. Dr. Panzara will lead the company’s development organization, including clinical development, medical affairs, and regulatory affairs, and will be a critical partner to the Chief Executive Officer and the Board of Directors in defining and driving the overall company strategy. Dr. Panzara succeeds Andreas Muehler, M.D., M.B.A.

“Mike is a globally renowned biopharmaceutical executive and drug developer with deep expertise in neurology and proven leadership in advancing transformational therapies through development and the regulatory approval process,” stated Daniel Vitt, Ph.D., Chief Executive Officer of Immunic. “Notably, during his tenure at Sanofi Genzyme, Mike oversaw the global regulatory approvals of the multiple sclerosis (MS) drugs LEMTRADA® and AUBAGIO®. During his time at Biogen, he served as global clinical lead for the development of TYSABRI® and managed their late-stage portfolio of MS products. His depth of experience will be invaluable as we advance vidofludimus calcium through the pivotal clinical readout of our phase 3 ENSURE trials in relapsing MS, and toward potential regulatory approval and commercialization in this indication. His leadership will support the company strategy as we continue our transition into a fully integrated commercial-stage company.”

“This is a critically important time in Immunic’s evolution and I am excited to be joining the company at such a pivotal inflection point,” said Dr. Panzara. “Vidofludimus calcium’s potential to treat MS by targeting both immunological and neuroprotective pathways holds promise to redefine the treatment landscape and meaningfully impact the lives of so many people who continue to struggle with their MS. I look forward to building upon the team’s successes to further advance Immunic’s clinical programs, including the phase 3 ENSURE trials and the planned phase 3 trial of vidofludimus calcium in primary progressive MS.”

Dr. Panzara brings over 25 years of global neurology experience to Immunic. He most recently served as Chief Medical Officer of Neurvati Neurosciences, Inc., where he built a Development Organization to support the creation of sub-companies focused on advancing therapeutic candidates in neurological and psychiatric disorders. This included serving as Chief Medical Officer of Neurvati’s first sub-company, GRIN Therapeutics, overseeing development of radiprodil, a negative allosteric modulator targeting the NMDA receptor as a potential treatment for rare genetically defined neurodevelopmental disorders. Prior to Neurvati, Dr. Panzara served as Chief Medical Officer and Head of Therapeutics Discovery and Development at Wave Life Sciences Ltd., after initially joining the company as Franchise Lead, Neurology, where he oversaw Wave’s therapeutic research and development portfolio with a focus on genetically-defined neurological diseases. Earlier, he served as the Head of the Multiple Sclerosis, Neurology and Ophthalmology Therapeutic Area for Global Development at Sanofi Genzyme, where he oversaw global regulatory approvals of the MS drugs LEMTRADA® (alemtuzumab) and AUBAGIO® (teriflunomide) and was responsible for development strategy and oversight within these therapeutic areas. Prior to joining Sanofi Genzyme, Dr. Panzara was Vice President and Chief Medical Officer of Neurology at Biogen. During his time there, he served as the global clinical lead for the development of TYSABRI® (natalizumab) for MS, overseeing its clinical program and global approvals, and managed clinical development activities for all late-stage MS products, including AVONEX® (interferon beta-1a), PLEGRIDY® (PEG-interferon beta-1a), and TECFIDERA® (dimethyl fumarate). He currently serves on the Boards of Directors of LeonaBio, Inc. and Cadenza Bio, Inc..

Dr. Panzara received his undergraduate degree in biology from the University of Pennsylvania and his medical degree from Stanford University School of Medicine. He completed his neurology training at Massachusetts General Hospital and conducted postdoctoral training in immunology and rheumatology at Brigham and Women’s Hospital. He also holds a Master of Public Health from the Harvard School of Public Health.

Dr. Vitt added, “On behalf of the entire team, I would like to sincerely thank Andreas for his leadership and invaluable contributions as Co-Founder and Chief Medical Officer of Immunic. It is due in large part to his expertise and stewardship that vidofludimus calcium has advanced successfully into late-stage clinical development. That said, we are delighted that he will continue to support the company as a consultant during this key phase for Immunic and our evolution into a fully-fledged commercial company.”

“It has been a true privilege to serve as Chief Medical Officer of Immunic for the past 10 years,” said Dr. Muehler. “During this time, I had the opportunity to build and grow the clinical development organization and advance the company’s development pipeline. Most notably, we progressed vidofludimus calcium from the preclinical stage into late-stage clinical development, achieving clinical proof-of-concept in both relapsing and progressive MS, and are now just months away from the pivotal phase 3 readout in relapsing MS. This journey has truly been a team effort. I have been fortunate to work alongside an exceptional group of colleagues, whose dedication and expertise made these achievements possible. I am delighted to pass the baton to Dr. Panzara, whose extensive medical, clinical and regulatory background makes him ideally suited to guide vidofludimus calcium into its next chapter. I am immensely proud of what our team has accomplished and remain highly confident in Immunic’s potential to make a meaningful impact in the MS space by delivering a unique and innovative new therapeutic option for patients living with this devastating disease.”

The Compensation Committee of Immunic’s Board of Directors granted Dr. Panzara an initial equity option to purchase 300,000 shares of common stock of the company under the Immunic, Inc. 2026 Inducement Equity Compensation Plan (the “Options”). The Options were granted as an inducement material to Dr. Panzara’s commencement of employment pursuant to NASDAQ Listing Rule 5635(c)(4). The Options will be time vested, with one half vesting on the one-year anniversary of April 24, 2026 and one half vesting in equal monthly installments over a period of twenty-four (24) months following the first anniversary of April 24, 2026.

About Immunic, Inc.

Immunic, Inc. (Nasdaq: IMUX) is a late-stage biotechnology company pioneering the development of novel oral therapies for neurologic diseases. The company’s lead development program, vidofludimus calcium (IMU-838), is currently in phase 3 clinical trials for the treatment of relapsing multiple sclerosis, for which top-line data is expected to be available by the end of 2026. It has already shown therapeutic activity in phase 2 clinical trials in relapsing-remitting multiple sclerosis, progressive multiple sclerosis and other diseases. Vidofludimus calcium combines neuroprotective effects, through its mechanism as a first-in-class nuclear receptor-related 1 (Nurr1) activator, with additional anti-inflammatory and anti-viral effects, by selectively inhibiting the enzyme dihydroorotate dehydrogenase (DHODH). The company’s development pipeline also includes earlier-stage programs, including IMU-856 and IMU-381, aimed at building a broader therapeutics platform addressing neurodegenerative, chronic inflammatory, and autoimmune-related diseases. For further information, please visit: www.imux.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains "forward-looking statements" that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, sufficiency of cash and cash runway, expected timing, development and results of clinical trials, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to expectations regarding the appointment of Dr. Panzara and his integration into the company; Immunic's development programs and the targeted diseases; the potential for Immunic's development programs to safely and effectively target diseases; preclinical and clinical data for Immunic's development programs; the timing of current and future clinical trials, anticipated clinical milestones and regulatory approvals; the nature, strategy and focus of the company and further updates with respect thereto; the development and commercial potential of any product candidates of the company; expectations regarding the capitalization, resources and ownership structure of the company; and the executive and board structure of the company. Immunic may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve substantial risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, increasing inflation, tariffs and macroeconomics trends, impacts of the Ukraine – Russia conflict and the conflict in the Middle East on planned and ongoing clinical trials, risks and uncertainties associated with the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient financial and other resources to meet business objectives and operational requirements, and the ability to raise sufficient capital to continue as a going concern, the fact that the results of earlier preclinical studies and clinical trials may not be predictive of future clinical trial results, any changes to the size of the target markets for the company’s products or product candidates, the protection and market exclusivity provided by Immunic’s intellectual property, risks related to the drug development and the regulatory approval process and the impact of competitive products and technological changes. A further list and descriptions of these risks, uncertainties and other factors can be found in the section captioned “Risk Factors,” in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 26, 2026, and in the company’s subsequent filings with the SEC. Copies of these filings are available online at www.sec.gov or ir.imux.com/sec-filings. Any forward-looking statement made in this release speaks only as of the date of this release. Immunic disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made. Immunic expressly disclaims all liability in respect to actions taken or not taken based on any or all of the contents of this press release.

Contact Information

Immunic, Inc.
Jessica Breu
Vice President Investor Relations and Communications
+49 89 2080 477 09
jessica.breu@imux.com

US IR Contact

Rx Communications Group

Paula Schwartz

+1 917 633 7790

immunic@rxir.com

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Caitlin Kasunich

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